Docusign Envelope ID: 08B81ECF-1B49-4067-9A42-D438C91CE05B

October 3, 2025

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention:	Gregory V. Nikiforow

Re:	Master Sub-Administration Agreement

Ladies and Gentlemen:

Reference is made to a Master Sub-Administration Agreement dated December 17, 2012, as amended (the “Sub-Administration Agreement”) by and among Transamerica Asset Management, Inc., and State Street Bank and Trust Company (“State Street”).

In accordance with Section 23, the Additional Funds provision, of the Sub-Administration Agreement, the undersigned hereby requests that State Street act as Sub-Administrator for each separate series of each Fund (as defined in the Sub-Administration Agreement) as listed on Schedule A attached hereto under the terms of the Sub-Administration Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Sub-Administration Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

TRANSAMERICA ASSET MANAGEMENT, INC.

By:
Name:	Joshua Durham
Title:	Chief Operating Officer, Director and
Senior Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Gregory V. Nikiforow
Title:	Managing Director and Global Relationship Manager
Effective Date:	October 10, 2025

Docusign Envelope ID: 08B81ECF-1B49-4067-9A42-D438C91CE05B

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

As of October 10, 2025

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Transamerica Funds

Transamerica Asset Allocation–Conservative Portfolio
Transamerica Asset Allocation–Growth Portfolio
Transamerica Asset Allocation–Moderate Growth Portfolio
Transamerica Asset Allocation–Moderate Portfolio
Transamerica Asset Allocation Intermediate Horizon
Transamerica Asset Allocation Long Horizon
Transamerica Asset Allocation Short Horizon
Transamerica Balanced II
Transamerica Bond
Transamerica Capital Growth
Transamerica Core Bond
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Energy Infrastructure
Transamerica Floating Rate
Transamerica Government Money Market
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Inflation Opportunities
Transamerica Intermediate Bond
Transamerica Intermediate Muni
Transamerica International Equity
Transamerica International Focus
Transamerica International Small Cap Value
Transamerica International Stock
Transamerica Large Cap Value
Transamerica Large Core ESG
Transamerica Large Growth
Transamerica Large Value Opportunities
Transamerica Long Credit
Transamerica Mid Cap Growth
Transamerica Mid Cap Value Opportunities
Transamerica Multi-Asset Income
Transamerica Multi-Managed Balanced
Transamerica Short-Term Bond
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Stock Index
Transamerica Strategic Income
Transamerica Sustainable Equity Income

Docusign Envelope ID: 08B81ECF-1B49-4067-9A42-D438C91CE05B

Transamerica UltraShort Bond
Transamerica US Growth

Transamerica Series Trust
Transamerica 60/40 Allocation VP
Transamerica Aegon Bond VP
Transamerica Aegon Core Bond VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon Sustainable Equity Income VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica BlackRock Government Money Market VP
Transamerica BlackRock iShares Active Asset Allocation – Conservative VP
Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP
Transamerica BlackRock iShares Active Asset Allocation – Moderate VP
Transamerica BlackRock iShares Dynamic Allocation – Balanced VP
Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP
Transamerica BlackRock iShares Edge 40 VP
Transamerica BlackRock iShares Edge 50 VP
Transamerica BlackRock iShares Edge 75 VP
Transamerica BlackRock iShares Edge 100 VP
Transamerica BlackRock iShares Tactical – Balanced VP
Transamerica BlackRock iShares Tactical – Conservative VP
Transamerica BlackRock iShares Tactical – Growth VP
Transamerica BlackRock Real Estate Securities VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Goldman Sachs 70/30 Allocation VP
Transamerica Goldman Sachs Managed Risk – Balanced ETF VP
Transamerica Goldman Sachs Managed Risk – Conservative ETF VP
Transamerica Goldman Sachs Managed Risk – Growth ETF VP
Transamerica Great Lakes Advisors Large Cap Value VP
Transamerica International Focus VP
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan International Moderate Growth VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Global Allocation VP
Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP
Transamerica MSCI EAFE Index VP
Transamerica Multi-Managed Balanced VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica S&P 500 Index VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP

Docusign Envelope ID: 08B81ECF-1B49-4067-9A42-D438C91CE05B

Transamerica TSW International Equity VP
Transamerica TSW Mid Cap Value Opportunities VP
Transamerica WMC US Growth VP

  Transamerica Global Allocation Liquidating Trust